April 19, 2007

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tamera Gjesdal	Chris Henson	Bob Denham
Senior Vice President	Senior Executive Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Corporate Communications
(336) 733-3058	(336) 733-3008	(336) 733-1475

BB&T reports 1st quarter net income of $421 million;

Operating earnings per share total $.78 for the quarter

     WINSTON-SALEM, N.C. -- BB&T Corporation (NYSE: BBT) reported today net income for the first quarter of 2007 totaling $421 million, or $.77 per diluted share, compared with $431 million, or $.79 per diluted share, earned during the first quarter of 2006. These results reflect decreases of 2.3% and 2.5%, respectively, compared to the first quarter last year.

     BB&T’s first quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.41% and 14.81%, respectively, compared to prior year returns of 1.60% and 15.72%, respectively.

     Operating earnings for the first quarter of 2007 totaled $425 million, or $.78 per diluted share, excluding $4 million in net after-tax merger-related and restructuring charges. Operating earnings for the first quarter of 2006 totaled $411 million, excluding an $18 million after-tax gain from the sale of duplicate facilities and $2 million in net after-tax merger-related credits. These results reflect increases of 3.4% and 2.6%, respectively, compared to the same period last year.

     Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related and restructuring charges or credits and nonrecurring items from earnings. Cash basis operating earnings totaled $441 million for the first quarter of 2007, an increase of 2.6% compared to the first quarter of 2006. Cash basis operating diluted earnings per share totaled $.81 for the first quarter of 2007, an increase of 2.5% compared to $.79 earned during the same period in 2006. Cash basis operating earnings for the first quarter of 2007 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.54% and 28.20%, respectively, compared to prior year returns of 1.67% and 26.73%, respectively.

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     “Overall, I am pleased with our first quarter performance, particularly in light of a challenging  interest rate environment and a slowing economy,” said Chairman and Chief Executive Officer John A. Allison. “We continue to experience solid loan and deposit growth and have healthy asset quality. I am also pleased with the progress we made this quarter in operating efficiency, which improved to 52.1% on a cash basis, generating positive operating leverage of 6.2% compared with the fourth quarter of last year. Considering that our first quarter typically includes a number of adverse seasonal factors, I am encouraged that these results represent a good start for 2007.”

BB&T’s Fee-Based Businesses Enjoy Strong Quarterly Growth

     BB&T’s noninterest income generating businesses produced solid growth rates during the first quarter of 2007 compared to 2006. Total noninterest income was $652 million for the current quarter, an increase of 7.2% compared with the same period in 2006. This increase includes improved revenues from insurance operations, trust services, service charges on deposit accounts, and other nondeposit fees and commissions.

     BB&T’s insurance operations continue to expand through acquisitions and internal growth and are the largest provider of noninterest income. Insurance commissions increased 11.9% to $197 million in the current quarter compared with $176 million earned during the first quarter last year. This increase was primarily the result of increased commissions from the sale of property and casualty coverage.

     Trust revenues increased 8.1% to $40 million in the first quarter of 2007 compared with $37 million earned in the first quarter of 2006. This increase was primarily driven by improved performance in BB&T’s Wealth Management division.

     Service charges on deposit accounts totaled $138 million for the first quarter of 2007, an increase of 5.3% compared to $131 million earned in the same quarter last year. This increase was primarily attributable to growth in revenues from overdraft items.

     Other nondeposit fees and commissions totaled $114 million for the first quarter of 2007, an increase of 11.8% compared to the first quarter of 2006. This increase was generated primarily by growth in check card-related services.

Asset Quality Remains Excellent

     BB&T’s asset quality remained excellent during the first quarter of 2007. Nonperforming assets, as a percentage of total assets, were .30% at March 31 and .29% at Dec. 31, 2006, compared to .27% at March 31, 2006. Annualized net charge-offs were .29% of average loans and leases for the first quarter of 2007, up slightly from .26% in the first quarter of 2006, but down from .33% in the fourth quarter of 2006. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs were .13% of average loans and leases for the current quarter and the first quarter last year.

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BB&T Produces Positive Operating Leverage Driven By Improved Expense Control

     BB&T produced positive operating leverage of 6.2% on an annualized basis during the first quarter of 2007 compared to the fourth quarter of 2006 and 2.6% compared to the first quarter last year. These results were driven primarily by better expense control. BB&T’s noninterest expenses totaled $883 million for the first quarter of 2007, a decrease of 17.2%, compared to $922 million for the fourth quarter of 2006. Excluding merger-related and restructuring charges or credits, nonrecurring items and growth resulting from purchase acquisitions, noninterest expenses decreased 19.4% on an annualized basis compared to the fourth quarter of 2006 and 1.0% compared to the first quarter of 2006. The decline in noninterest expenses is attributable to BB&T’s greater emphasis on cost control for 2007.

Combined Loan and Deposit Growth Remains Strong

     Average loans and leases totaled $84.9 billion for the first quarter of 2007, reflecting an increase of $9.5 billion, or 12.5%, compared to the first quarter of 2006. This increase was composed of growth in average commercial loans and leases, which increased $4.2 billion, or 11.4%, average mortgage loans, which increased $1.8 billion, or 12.4%, average consumer loans, which increased $1.4 billion, or 6.5%, and growth in average loans originated by BB&T’s specialized lending subsidiaries, which increased $2.0 billion, or 71.9%, compared to the first quarter last year. The growth in loans originated by BB&T’s specialized lending subsidiaries was primarily driven by the acquisition of AFCO Credit Corporation, which added approximately $1.2 billion in loans. Excluding the impact of this acquisition, average loans in BB&T’s specialized lending group increased 25.5% compared to the first quarter last year.

     Average deposits totaled $82.5 billion for the first quarter of 2007, an increase of 11.2% compared to $74.2 billion for the first quarter of 2006. Total average client deposits totaled $73.6 billion for the first quarter of 2007, an increase of 12.7% compared to $65.3 billion for the first quarter of 2006. Average retail deposit growth was led by client certificates of deposit, which increased $5.2 billion, or 26.0%, and other client deposits, which increased $2.7 billion, or 8.8% . During the first quarter of 2007, BB&T’s banking network generated approximately 33,000 net new transaction accounts.

BB&T Receives Recognition for Online Account Opening System

     BB&T was ranked among the top five in the nation by Change Sciences Group, a national research firm, for the best online customer experience of the top forty national and regional banks. BB&T’s new online account opening system also received high marks from Forrester Research in a Feb. 2007 report titled, “How BB&T Built a Superior Online Application.” Forrester, a technology and marketing research company, said that BB&T’s new online application “promises to be the envy of the industry and has already led to more sales, reduced costs, and a better overall customer experience.” BB&T’s banking network generated approximately 5,000 net new transaction accounts via the new online account opening system during the first quarter of 2007.

MORE

Acquisition of AFCO, CAFO Completed in First Quarter

     On Jan. 2, BB&T completed its acquisition of insurance premium finance company, AFCO Credit Corporation, and its Canadian affiliate, CAFO Inc. The acquisition moves BB&T from the ninth to the second largest provider of insurance premium financing in the United States and the largest in Canada.

Coastal Financial Acquisition Planned for 2nd Quarter

     In the fourth quarter last year, BB&T announced plans to acquire Coastal Financial Corporation, of Myrtle Beach, S.C. Coastal Financial operates 24 banking offices in high-growth markets in the Myrtle Beach, S.C., and the Wilmington, N.C., areas. The merger, which is subject to regulatory and shareholder approval, is expected to close in the second quarter this year.

     At March 31, BB&T had $121.7 billion in assets and operated 1,472 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on April 18 was $41.05 per share.

     For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBT.com.

Earnings Webcast

     To hear a live webcast of BB&T’s first quarter 2007 earnings conference call at 11:00 a.m. (EDT) today, please visit our Web site at www.BBT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on May 4.

#

     Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.

     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

     This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results may differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that may affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

		For the Three Months Ended	Increase (Decrease)
(Dollars in millions, except per share data)		3/31/07	3/31/06	$	%
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent		$1,909	$1,578	$331	21.0%
Interest expense		946	659	287	43.6
Net interest income - taxable equivalent		963	919	44	4.8
Less: Taxable equivalent adjustment		18	22	(4)	(18.2)
Net interest income		945	897	48	5.4
Provision for credit losses		71	47	24	51.1
Net interest income after provision for credit losses		874	850	24	2.8
Noninterest income		652	608	44	7.2
Noninterest expense		877	850	27	3.2
Operating earnings before income taxes		649	608	41	6.7
Provision for income taxes		224	197	27	13.7
Operating earnings (1)		$425	$411	$14	3.4%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings		$.78	$.76	$.02	2.6%
Diluted earnings		.78	.76	.02	2.6
Weighted average shares -	Basic	541,850,632	539,952,669
	Diluted	547,229,662	543,435,830
Dividends paid per share		$.42	$.38	$.04	10.5%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets		1.42%	1.53%
Return on average equity		14.94	14.98
Net yield on earning assets (taxable equivalent)		3.61	3.82
Efficiency ratio (taxable equivalent) (2)		53.7	55.6

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings		$441	$430	$11	2.6%
Diluted earnings per share		.81	.79	.02	2.5
Return on average tangible assets		1.54%	1.67%
Return on average tangible equity		28.20	26.73
Efficiency ratio (taxable equivalent) (2)		52.1	53.7

		For the Three Months Ended	Increase (Decrease)
(Dollars in millions, except per share data)		3/31/07	3/31/06	$	%
INCOME STATEMENTS
Interest income		$1,891	$1,556	$335	21.5%
Interest expense		946	659	287	43.6
Net interest income		945	897	48	5.4
Provision for credit losses		71	47	24	51.1
Net interest income after provision for credit losses		874	850	24	2.8
Noninterest income		652	608	44	7.2
Noninterest expense		883	819	64	7.8
Income before income taxes		643	639	4.6
Provision for income taxes		222	208	14	6.7
Net income		$421	$431	$(10)	(2.3)%

PER SHARE DATA
Basic earnings		$.78	$.80	$(.02)	(2.5)%
Diluted earnings		.77	.79	(.02)	(2.5)
Weighted average shares -	Basic	541,850,632	539,952,669
	Diluted	547,229,662	543,435,830

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets		1.41%	1.60%
Return on average equity		14.81	15.72
Efficiency ratio (taxable equivalent) (2)		54.1	53.5

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $4 million and $(20 million), net of tax, in the first quarters of 2007 and 2006, respectively. See Reconciliation Tables included herein.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

		As of / For the Three Months Ended			Increase (Decrease)
(Dollars in millions)			3/31/07	3/31/06	$	%
CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks			$1,749	$1,933	$(184)	(9.5)%
Interest-bearing deposits with banks			484	373	111	29.8
Federal funds sold and other earning assets			298	444	(146)	(32.9)
Securities available for sale			20,898	19,434	1,464	7.5
Trading securities			906	745	161	21.6
Total securities			21,804	20,179	1,625	8.1
Commercial loans and leases			41,241	37,191	4,050	10.9
Direct retail loans			15,283	14,543	740	5.1
Sales finance loans			5,774	5,177	597	11.5
Revolving credit loans			1,386	1,299	87	6.7
Mortgage loans			16,674	15,036	1,638	10.9
Specialized lending			4,962	3,033	1,929	63.6
Total loans and leases			85,320	76,279	9,041	11.9
Allowance for loan and lease losses			896	833	63	7.6
Total earning assets			108,193	97,985	10,208	10.4
Premises and equipment, net			1,431	1,268	163	12.9
Goodwill			4,860	4,301	559	13.0
Core deposit and other intangibles			479	479	-	-
Other assets			6,165	5,611	554	9.9
Total assets			121,694	110,034	11,660	10.6
Noninterest-bearing deposits			13,533	13,413	120.9
Interest checking			1,288	1,339	(51)	(3.8)
Other client deposits			34,657	32,074	2,583	8.1
Client certificates of deposit			25,322	20,353	4,969	24.4
Total client deposits			74,800	67,179	7,621	11.3
Other interest-bearing deposits			5,039	8,385	(3,346)	(39.9)
Total deposits			79,839	75,564	4,275	5.7
Fed funds purchased, repos and other borrowings			6,770	6,356	414	6.5
Long-term debt			19,936	13,046	6,890	52.8
Total interest-bearing liabilities			93,012	81,553	11,459	14.1
Other liabilities			3,499	4,098	(599)	(14.6)
Total liabilities			110,044	99,064	10,980	11.1
Total shareholders' equity			$11,650	$10,970	$680	6.2%
Average balances
Securities, at amortized cost			$21,872	$20,955	$917	4.4%
Commercial loans and leases			41,122	36,898	4,224	11.4
Direct retail loans			15,272	14,498	774	5.3
Sales finance loans			5,734	5,216	518	9.9
Revolving credit loans			1,387	1,317	70	5.3
Mortgage loans			16,481	14,665	1,816	12.4
Specialized lending			4,898	2,849	2,049	71.9
Total loans and leases			84,894	75,443	9,451	12.5
Allowance for loan and lease losses			894	828	66	8.0
Other earning assets			840	777	63	8.1
Total earning assets			107,606	97,175	10,431	10.7
Total assets			121,054	109,132	11,922	10.9
Noninterest-bearing deposits			12,946	12,852	94.7
Interest checking			2,206	1,906	300	15.7
Other client deposits			33,393	30,687	2,706	8.8
Client certificates of deposit			25,076	19,897	5,179	26.0
Total client deposits			73,621	65,342	8,279	12.7
Other interest-bearing deposits			8,902	8,857	45.5
Total deposits			82,523	74,199	8,324	11.2
Fed funds purchased, repos and other borrowings			7,627	6,685	942	14.1
Long-term debt			16,086	13,111	2,975	22.7
Total interest-bearing liabilities			93,290	81,143	12,147	15.0
Total shareholders' equity			$11,522	$11,134	$388	3.5%

		As of / For the Quarter Ended
(Dollars in millions, except per share data)		3/31/07	12/31/06	9/30/06	6/30/06	3/31/06
MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax		$(178)	$(249)	$(313)	$(535)	$(450)
Derivatives (notional value)		40,159	23,097	25,054	24,282	21,134
Fair value of derivatives portfolio		(40)	(45)	(26)	(215)	(135)
Common stock prices:	High	44.30	44.74	44.54	43.46	42.85
	Low	39.54	42.48	39.87	39.09	38.24
End of period		41.02	43.93	43.78	41.59	39.20
Weighted average shares -	Basic	541,850,632	540,807,172	538,911,074	536,882,392	539,952,669
	Diluted	547,229,662	546,618,368	544,285,889	541,607,530	543,435,830
End of period shares outstanding		542,415,919	541,475,305	540,652,126	536,895,965	535,588,093
End of period banking offices		1,472	1,459	1,462	1,443	1,409
ATMs		2,121	2,125	2,106	2,057	1,964
FTEs		28,876	29,344	29,112	29,016	28,300

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06
OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,622	$1,609	$1,571	$1,452	$1,341
Interest and dividends on securities	277	255	243	228	230
Interest on short-term investments	10	24	11	10	7
Total interest income - taxable equivalent	1,909	1,888	1,825	1,690	1,578
Interest expense
Interest on deposits	647	616	586	496	439
Interest on fed funds purchased, repos and other borrowings	87	80	75	81	65
Interest on long-term debt	212	214	204	174	155
Total interest expense	946	910	865	751	659
Net interest income - taxable equivalent	963	978	960	939	919
Less: Taxable equivalent adjustment	18	22	22	22	22
Net interest income	945	956	938	917	897
Provision for credit losses	71	73	62	58	47
Net interest income after provision for
credit losses	874	883	876	859	850
Noninterest income
Insurance commissions	197	214	209	214	176
Service charges on deposits	138	141	138	138	131
Other nondeposit fees and commissions	114	116	115	111	102
Investment banking and brokerage fees and commissions	82	75	82	79	81
Trust revenue	40	40	39	38	37
Mortgage banking income	30	24	23	29	32
Securities (losses) gains, net	(11)	2	-	-	-
Other noninterest income	62	65	54	42	49
Total noninterest income	652	677	660	651	608
Noninterest expense
Personnel expense	524	533	524	506	514
Occupancy and equipment expense	116	118	114	109	108
Foreclosed property expense	7	6	4	4	4
Amortization of intangibles	25	27	27	25	25
Other noninterest expense	205	229	236	214	199
Total noninterest expense	877	913	905	858	850
Operating earnings before income taxes	649	647	631	652	608
Provision for income taxes	224	205	207	222	197
Operating earnings (1)	$425	$442	$424	$430	$411
PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.78	$.82	$.79	$.80	$.76
Diluted earnings	.78	.81	.78	.79	.76
Dividends paid per share	.42	.42	.42	.38	.38
PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.42%	1.48%	1.44%	1.54%	1.53%
Return on average equity	14.94	14.70	14.60	15.37	14.98
Net yield on earning assets (taxable equivalent)	3.61	3.70	3.68	3.76	3.82
Efficiency ratio (taxable equivalent) (2)	53.7	54.8	55.6	53.9	55.6
Noninterest income as a percentage of
total income (taxable equivalent) (2)	40.6	40.9	40.8	40.8	39.7
Average earning assets as a percentage of
average total assets	88.9	88.6	88.8	89.0	89.0
Average loans and leases as a percentage of
average deposits	102.9	103.5	102.4	103.1	101.7
CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)

Cash basis operating earnings	$441	$460	$441	$449	$430
Diluted earnings per share	.81	.84	.81	.83	.79
Return on average tangible assets	1.54%	1.61%	1.57%	1.67%	1.67%
Return on average tangible equity	28.20	26.88	27.43	27.90	26.73
Efficiency ratio (taxable equivalent) (2)	52.1	53.1	53.9	52.1	53.7

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $4 million, $191 million, $7 million, $1 million and $(20 million), net of tax, for the quarters ended March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006, and March 31, 2006, respectively. See Reconciliation Tables included herein.
(2)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
(3)	Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, net of deferred taxes, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,613	$1,601	$1,562	$1,445	$1,333
Interest and dividends on securities	268	241	230	213	216
Interest on short-term investments	10	24	11	10	7
Total interest income	1,891	1,866	1,803	1,668	1,556
Interest expense
Interest on deposits	647	616	586	496	439
Interest on fed funds purchased, repos and other borrowings	87	80	75	81	65
Interest on long-term debt	212	214	204	174	155
Total interest expense	946	910	865	751	659
Net interest income	945	956	938	917	897
Provision for credit losses	71	73	62	58	47
Net interest income after provision for
credit losses	874	883	876	859	850
Noninterest income
Insurance commissions	197	214	209	214	176
Service charges on deposits	138	141	138	138	131
Other nondeposit fees and commissions	114	116	115	111	102
Investment banking and brokerage fees and commissions	82	75	82	79	81
Trust revenue	40	40	39	38	37
Mortgage banking income	30	24	23	29	32
Securities (losses) gains, net	(11)	(73)	-	-	-
Other noninterest income	62	65	54	42	49
Total noninterest income	652	602	660	651	608
Noninterest expense
Personnel expense	524	533	524	506	514
Occupancy and equipment expense	116	118	114	109	108
Foreclosed property expense	7	6	4	4	4
Amortization of intangibles	25	27	27	25	25
Merger-related and restructuring charges (credits), net	6	9	10	2	(3)
Other noninterest expense	205	229	236	214	171
Total noninterest expense	883	922	915	860	819
Income before income taxes	643	563	621	650	639
Provision for income taxes	222	312	204	221	208
Net income	$421	$251	$417	$429	$431
PER SHARE DATA
Basic earnings	$.78	$.46	$.77	$.80	$.80
Diluted earnings	.77	.46	.77	.79	.79

	For the Quarter Ended
	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities:
U.S. Treasury securities	4.47%	4.48%	3.72%	3.19%	3.11%
U.S. government-sponsored entity securities	4.39	4.17	4.00	3.96	3.95
Mortgage-backed securities	5.09	5.10	5.10	4.83	4.81
States and political subdivisions	6.85	7.00	6.90	6.84	6.82
Other securities	7.03	6.45	5.24	5.25	6.01
Trading securities	5.89	3.45	3.31	2.94	3.70
Total securities	5.06	4.72	4.47	4.33	4.39
Loans:
Commercial loans and leases	7.89	7.97	8.00	7.73	7.39
Consumer loans	7.51	7.44	7.38	7.14	6.95
Mortgage loans	5.90	5.85	5.79	5.66	5.50
Specialized lending	13.62	15.29	15.32	15.12	15.14
Total loans	7.73	7.73	7.70	7.47	7.19
Other earning assets (2)	4.96	10.44	4.16	4.23	3.76
Total earning assets	7.17	7.14	6.99	6.77	6.56
Interest expense:
Interest-bearing deposits:
Interest checking	2.38	2.29	1.94	1.78	1.38
Other client deposits	2.82	2.76	2.61	2.29	2.03
Client certificates of deposit	4.60	4.53	4.33	3.99	3.66
Other interest-bearing deposits	5.35	5.35	5.36	5.00	4.54
Total interest-bearing deposits	3.77	3.67	3.54	3.20	2.90
Fed funds purchased, repos and other borrowings (2)	4.61	4.51	4.43	4.30	3.95
Long-term debt	5.32	5.27	5.28	5.04	4.77
Total interest-bearing liabilities	4.11	4.02	3.91	3.60	3.29
Net yield on earning assets	3.61%	3.70%	3.68%	3.76%	3.82%

NOTES: (1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.
              (2) The fourth quarter of 2006 includes interest income and expense associated with a deposit placed with the IRS to curtail the accrual of interest on disputed tax payments.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions, except per share data)	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06
SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$20,898	$20,721	$20,733	$20,091	$19,434
Trading securities	906	2,147	888	919	745
Total securities	21,804	22,868	21,621	21,010	20,179
Commercial loans and leases	41,241	41,300	40,430	39,652	37,191
Direct retail loans	15,283	15,312	15,244	14,941	14,543
Sales finance loans	5,774	5,683	5,553	5,377	5,177
Revolving credit loans	1,386	1,414	1,355	1,328	1,299
Mortgage loans	16,674	16,257	15,847	15,681	15,036
Specialized lending	4,962	3,625	3,521	3,305	3,033
Total loans and leases	85,320	83,591	81,950	80,284	76,279
Allowance for loan and lease losses	896	888	883	870	833
Other earning assets	782	826	938	959	817
Total earning assets	108,193	107,676	105,001	103,097	97,985
Total assets	121,694	121,351	118,524	116,284	110,034
Noninterest-bearing deposits	13,533	13,393	13,560	13,820	13,413
Interest checking	1,288	1,333	1,323	1,597	1,339
Other client deposits	34,657	34,062	32,732	32,100	32,074
Client certificates of deposit	25,322	24,987	24,356	23,697	20,353
Total client deposits	74,800	73,775	71,971	71,214	67,179
Other interest-bearing deposits	5,039	7,196	8,095	7,299	8,385
Total deposits	79,839	80,971	80,066	78,513	75,564
Fed funds purchased, repos and other borrowings	6,770	8,087	7,235	6,797	6,356
Long-term debt	19,936	15,904	16,159	15,195	13,046
Total interest-bearing liabilities	93,012	91,569	89,900	86,685	81,553
Total shareholders' equity	11,650	11,745	11,734	11,164	10,970
Goodwill	4,860	4,827	4,824	4,731	4,301
Core deposit and other intangibles	479	455	478	493	479
Total intangibles	5,339	5,282	5,302	5,224	4,780
Mortgage servicing rights	$525	$512	$507	$524	$485
Average balances
Securities, at amortized cost	$21,872	$21,609	$21,736	$21,081	$20,955
Commercial loans and leases	41,122	40,758	39,977	38,175	36,898
Direct retail loans	15,272	15,291	15,100	14,718	14,498
Sales finance loans	5,734	5,623	5,453	5,242	5,216
Revolving credit loans	1,387	1,362	1,338	1,308	1,317
Mortgage loans	16,481	16,091	15,803	15,351	14,665
Specialized lending	4,898	3,565	3,373	3,184	2,849
Total loans and leases	84,894	82,690	81,044	77,978	75,443
Allowance for loan and lease losses	894	891	880	852	828
Other earning assets	840	917	977	969	777
Total earning assets	107,606	105,216	103,757	100,028	97,175
Total assets	121,054	118,777	116,884	112,383	109,132
Noninterest-bearing deposits	12,946	13,289	13,511	13,213	12,852
Interest checking	2,206	2,284	2,228	2,234	1,906
Other client deposits	33,393	32,616	31,713	30,809	30,687
Client certificates of deposit	25,076	24,712	23,951	21,627	19,897
Total client deposits	73,621	72,901	71,403	67,883	65,342
Other interest-bearing deposits	8,902	6,988	7,720	7,743	8,857
Total deposits	82,523	79,889	79,123	75,626	74,199
Fed funds purchased, repos and other borrowings	7,627	7,109	6,720	7,507	6,685
Long-term debt	16,086	16,101	15,433	13,826	13,111
Total interest-bearing liabilities	93,290	89,810	87,765	83,746	81,143
Total shareholders' equity	$11,522	$11,941	$11,500	$11,221	$11,134
SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$7,987	$8,226	$8,155	$7,841	$7,361
Total	12,791	13,016	12,938	11,864	11,418
Risk-weighted assets	92,187	90,982	88,619	86,412	81,623
Average quarterly tangible assets	116,161	114,007	112,402	108,027	105,038
Risk-based capital ratios:
Tier 1	8.7%	9.0%	9.2%	9.1%	9.0%
Total	13.9	14.3	14.6	13.7	14.0
Leverage capital ratio	6.9	7.2	7.3	7.3	7.0
Equity as a percentage of total assets	9.6	9.7	9.9	9.6	10.0
Tangible equity as a percentage of tangible assets (2)	5.5	5.7	5.8	5.5	6.0
Book value per share	$21.48	$21.69	$21.70	$20.79	$20.48
Tangible book value per share (2)	11.89	12.20	12.18	11.36	11.84

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.
(1)	Current quarter risk-based capital information is preliminary.
(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity and total assets, net of deferred taxes, where applicable.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended
(Dollars in millions)	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06
ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$888	$884	$871	$833	$830
Allowance for acquired (sold) loans, net	3	(1)	6	25	4
Provision for credit losses	71	73	62	58	47
Charge-offs
Commercial loans and leases	(10)	(15)	(10)	(7)	(5)
Direct retail loans	(12)	(13)	(12)	(12)	(11)
Sales finance loans	(6)	(5)	(5)	(5)	(6)
Revolving credit loans	(12)	(12)	(11)	(11)	(11)
Mortgage loans	(1)	(2)	(1)	(1)	(2)
Specialized lending	(41)	(36)	(31)	(26)	(27)
Total charge-offs	(82)	(83)	(70)	(62)	(62)
Recoveries
Commercial loans and leases	8	3	4	5	3
Direct retail loans	4	3	3	3	3
Sales finance loans	2	2	2	2	2
Revolving credit loans	3	3	3	3	2
Mortgage loans	-	-	-	1	-
Specialized lending	4	4	3	3	4
Total recoveries	21	15	15	17	14
Net charge-offs	(61)	(68)	(55)	(45)	(48)
Ending balance	$901	$888	$884	$871	$833

Allowance For Credit Losses
Allowance for loan and lease losses	$896	$888	$883	$870	$833
Reserve for unfunded lending commitments	5	-	1	1	-
Total	$901	$888	$884	$871	$833
Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$148	$129	$124	$126	$110
Direct retail loans	43	39	38	39	42
Sales finance loans	1	2	2	3	3
Revolving credit loans	-	-	-	-	-
Mortgage loans	51	53	50	47	50
Specialized lending	33	37	31	24	26
Total nonaccrual loans and leases	276	260	245	239	231
Foreclosed real estate	56	54	55	56	41
Other foreclosed property	35	35	30	24	23
Restructured loans	-	-	1	-	1
Nonperforming assets	$367	$349	$331	$319	$296
Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$18	$14	$8	$19	$6
Direct retail loans	13	20	17	17	18
Sales finance loans	16	17	13	12	18
Revolving credit loans	7	6	6	5	4
Mortgage loans	39	37	36	32	28
Specialized lending	10	8	7	6	5
Total loans 90 days or more past due
and still accruing	103	102	87	91	79
Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.12%	.12%	.11%	.11%	.10%
Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.32%	.31%	.30%	.30%	.30%
Nonperforming assets as a percentage of:
Total assets	.30	.29	.28	.27	.27
Loans and leases plus
foreclosed property	.43	.42	.40	.40	.39
Net charge-offs as a percentage of
average loans and leases	.29	.33	.27	.23	.26
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.13	.18	.14	.12	.13
Allowance for loan and lease losses as
a percentage of loans and leases	1.05	1.06	1.08	1.08	1.09
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.06	1.07	1.09	1.09	1.10
Ratio of allowance for loan and lease losses to:
Net charge-offs	3.58	x	3.29	x	4.07	x	4.78	x	4.31	x
Nonaccrual and restructured loans and leases	3.24	3.41	3.59	3.63	3.59

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	Percentage Increase (Decrease)
	QTD		Annualized Link QTD
	1Q07 vs. 1Q06		1Q07 vs. 4Q06
PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans and leases (2)	6.8%		8.6%
Direct retail loans	3.9		(0.5)
Sales finance loans	9.9		8.0
Revolving credit loans	5.3		7.4
Mortgage loans (3)	12.5		11.0
Specialized lending (4)	14.4		(4.8)
Total loans and leases (2) (3) (4)	7.9		6.5

Noninterest-bearing deposits	(2.0)		(10.5)
Interest checking	3.4		(13.8)
Other client deposits	6.4		9.7
Client certificates of deposit	21.1		6.0
Total client deposits	9.2		4.0
Other interest-bearing deposits	(1.7)		111.1
Total deposits	7.9%		13.4%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent (2)	(.8	) %	(13.3	) %
Noninterest income
Insurance commissions	9.4		(32.1)
Service charges on deposits	3.0		(8.6)
Other nondeposit fees and commissions	10.7		(7.0)
Investment banking and brokerage fees and commissions	1.2		37.9
Trust revenue	8.1		-
Mortgage banking income (5)	(10.3)		(15.0)
Securities gains (losses), net	NM		NM
Other income	19.2		(18.7)
Total noninterest income (5)	5.3		(17.3)
Noninterest expense
Personnel expense	(1.3)		(9.8)
Occupancy and equipment expense	3.6		(6.9)
Other noninterest expense	(2.1)		(42.7)
Total noninterest expense	(1.0	) %	(19.4	) %

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2007 and 2006.
(2)	Adjusted for leveraged leases due to the impact of adopting FSP FAS 13-2.
(3)	Adjusted for the average impact of $51 million in mortgage loans securitized in the fourth quarter of 2006.
(4)	Loans from specialized lending, excluding AFCO/CAFO from both 2006 and 2007, grew 25.5% and 10.2%, respectively, comparing the first quarter 2007 to the first quarter of 2006 and the fourth quarter of 2006 annualized. In addition, total loans grew 8.2% and 7.4%, respectively, for the first quarter of 2007 compared to the first quarter of 2006 and the fourth quarter of 2006 annualized.
(5)	Excludes the net impact of valuation adjustments for mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
NM	- not meaningful

QUARTERLY PERFORMANCE SUMMARY	Tamera L. Gjesdal
BB&T Corporation (NYSE:BBT)	Senior Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended
(Dollars in millions)	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06
SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1)	$494	$484	$481	$500	$463

Income Statement Impact of Mortgage Servicing
Rights Valuation:
MSRs fair value (decrease) increase	$7	$-	$(40)	$32	$29
MSRs derivative hedge gains (losses)	(3)	(3)	40	(29)	(25)
Net	$4	$(3)	$-	$3	$4

Residential Mortgage Loan Originations	$2,461	$2,463	$2,461	$2,656	$2,309

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$29,420	$28,979	$28,590	$27,025	$26,788
Bank owned loans serviced	16,571	16,257	15,847	15,681	15,036
Total servicing portfolio	45,991	45,236	44,437	42,706	41,824
Weighted Average Coupon Rate	5.93%	5.92%	5.90%	5.86%	5.84%
Weighted Average Servicing Fee	.356	.353	.351	.351	.351

	For the Quarter Ended
(Dollars in millions, except per share data)	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06
RECONCILIATION TABLE
Net income	$421	$251	$417	$429	$431
Merger-related and restructuring items, net of tax	4	5	7	1	(2)
Other, net of tax (4)	-	186	-	-	(18)
Operating earnings	425	442	424	430	411
Amortization of intangibles, net of tax	16	17	16	16	16
Amortization of mark-to-market adjustments, net of tax	-	1	1	3	3
Cash basis operating earnings	441	460	441	449	430
Return on average assets	1.41%	.84%	1.42%	1.53%	1.60%
Effect of merger-related and restructuring items, net of tax	.01	.02	.02	.01	-
Effect of other, net of tax (4)	-	.62	-	-	(.07)
Operating return on average assets	1.42	1.48	1.44	1.54	1.53
Effect of amortization of intangibles, net of tax (2)	.12	.13	.13	.12	.13
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	.01	.01
Cash basis operating return on average
tangible assets	1.54	1.61	1.57	1.67	1.67
Return on average equity	14.81%	8.33%	14.39%	15.34%	15.72%
Effect of merger-related and restructuring items, net of tax	.13	.19	.21	.03	(.07)
Effect of other, net of tax (4)	-	6.18	-	-	(.67)
Operating return on average equity	14.94	14.70	14.60	15.37	14.98
Effect of amortization of intangibles, net of tax (2)	13.26	12.12	12.77	12.37	11.56
Effect of amortization of mark-to-market adjustments,
net of tax	-	.06	.06	.16	.19
Cash basis operating return on average
tangible equity	28.20	26.88	27.43	27.90	26.73
Efficiency ratio (taxable equivalent) (3)	54.1%	55.3%	56.2%	54.0%	53.5%
Effect of merger-related and restructuring items	(.4)	(.5)	(.6)	(.1)	.2
Effect of other (4)	-	-	-	-	1.9
Operating efficiency ratio (3)	53.7	54.8	55.6	53.9	55.6
Effect of amortization of intangibles	(1.6)	(1.6)	(1.6)	(1.7)	(1.7)
Effect of amortization of mark-to-market adjustments	-	(.1)	(.1)	(.1)	(.2)
Cash basis operating efficiency ratio (3)	52.1	53.1	53.9	52.1	53.7
Basic earnings per share	$.78	$.46	$.77	$.80	$.80
Effect of merger-related and restructuring items, net of tax	-	.01	.02	-	(.01)
Effect of other, net of tax (4)	-	.35	-	-	(.03)
Operating basic earnings per share	.78	.82	.79	.80	.76
Diluted earnings per share	$.77	$.46	$.77	$.79	$.79
Effect of merger-related and restructuring items, net of tax	.01	.01	.01	-	-
Effect of other, net of tax (4)	-	.34	-	-	.03
Operating diluted earnings per share	.78	.81	.78	.79	.76
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.03
Effect of amortization of mark-to-market adjustments,
net of tax	-	-	-	.01	-
Cash basis operating diluted earnings per share	.81	.84	.81	.83	.79

NOTES:	Prior period operating and cash basis results have been revised to include equity-based compensation expense to be comparable with the 2007 results presented herein.
Applicable ratios are annualized.
(1)	Balances exclude commercial mortgage servicing rights totaling $31 million, $28 million, $26 million, $24 million and $22 million as of March 31, 2007, December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively.
(2)	Reflects the effect of excluding average intangible assets from average assets and average equity, net of deferred taxes, to calculate cash basis ratios.
(3)	Excludes securities gains (losses), foreclosed property expense, increases or decreases in the valuation of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related charges or credits and nonrecurring items, where applicable.
(4)	Reflects an additional tax provision of $139 million related to leveraged leases and a loss on the sale of securities totaling $47 million, net of tax, in the fourth quarter of 2006 and a gain on the sale of duplicate facilities totaling $18 million, net of tax, in the first quarter of 2006